Exhibit 99.2

Earnings Release and Supplemental Information Package

Third Quarter 2025

amh

AMH

2

AMH
Earnings Press Release
AMH Reports Third Quarter 2025 Financial and Operating Results
Raises Full Year 2025 Guidance
LAS VEGAS, October 29, 2025—AMH (NYSE: AMH) (the “Company”), a leading large-scale integrated owner, operator and developer of single-family rental homes, today announced its financial and operating results for the quarter ended September 30, 2025.
Highlights
•Rents and other single-family property revenues increased 7.5% year-over-year to $478.5 million for the third quarter of 2025.
•Net income attributable to common shareholders totaled $99.7 million, or $0.27 per diluted share, for the third quarter of 2025, compared to $73.8 million, or $0.20 per diluted share, for the third quarter of 2024.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders increased 6.2% year-over-year to $0.47 per FFO share and unit for the third quarter of 2025 and Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders increased 9.1% year-over-year to $0.42 per FFO share and unit for the third quarter of 2025.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 4.6% year-over-year for the third quarter of 2025.
•Achieved Same-Home Average Occupied Days Percentage of 95.9% in the third quarter of 2025, while generating 3.6% blended rate growth driven by 4.0% rate growth on renewals and 2.5% rate growth on new leases.
•Delivered a total of 651 high-quality and energy-efficient newly constructed homes from our AMH Development Program to our wholly-owned portfolio and unconsolidated joint ventures in the third quarter of 2025.
•Paid off our final asset-backed securitization, AMH 2015-SFR2, in the third quarter of 2025, resulting in a fully unencumbered balance sheet.
•Raised Full Year 2025 Core FFO attributable to common share and unit holders guidance midpoint by $0.01 per share and unit to $1.87, representing anticipated full year growth of 5.6% over prior year.
“Our solid third quarter results once again demonstrate the benefits of the AMH strategy and outstanding execution from our team, driving Core FFO per share growth of 6.2%,” stated Bryan Smith, AMH’s Chief Executive Officer. “As we head into 2026, we are focused on driving momentum and leaning into the AMH strategy that continues to deliver industry-leading earnings growth and long-term shareholder value.”
Third Quarter 2025 Financial Results
Net income attributable to common shareholders totaled $99.7 million, or $0.27 per diluted share, for the third quarter of 2025, compared to $73.8 million, or $0.20 per diluted share, for the third quarter of 2024. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses and higher net gains on property sales.
Rents and other single-family property revenues increased 7.5% to $478.5 million for the third quarter of 2025, compared to $445.1 million for the third quarter of 2024. Revenue growth was driven by an increase in our average occupied portfolio which grew to 57,689 homes for the third quarter of 2025, compared to 56,198 homes for the third quarter of 2024, as well as higher rental rates.
Core NOI from our total portfolio increased 9.2% to $264.3 million for the third quarter of 2025, compared to $242.1 million for the third quarter of 2024. This growth was driven by a 7.5% increase in core revenues resulting from an increase in our average occupied portfolio and higher rental rates, partially offset by a 4.4% increase in core property operating expenses.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

AMH
Earnings Press Release (continued)
For the Company’s Same-Home portfolio, core revenues increased 3.8% to $357.8 million for the third quarter of 2025, compared to $344.7 million for the third quarter of 2024, which was driven by a 3.5% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents, partially offset by a 20 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 2.4% to $123.0 million for the third quarter of 2025, compared to $120.2 million for the third quarter of 2024, primarily driven by lower than expected annual increases in property tax expense as well as effective cost controls further benefitted by the Company’s lease expiration management initiative, which was designed to shift lease expiration volume to the first half of the year to better align with the peak leasing season. As a result, Core NOI from Same-Home properties increased 4.6% to $234.8 million for the third quarter of 2025, compared to $224.6 million for the third quarter of 2024.
Core FFO attributable to common share and unit holders was $196.7 million, or $0.47 per FFO share and unit, for the third quarter of 2025, compared to $183.8 million, or $0.44 per FFO share and unit, for the third quarter of 2024. Adjusted FFO attributable to common share and unit holders was $175.5 million, or $0.42 per FFO share and unit, for the third quarter of 2025, compared to $159.7 million, or $0.38 per FFO share and unit, for the third quarter of 2024. These improvements were primarily attributable to growth in Core NOI from our total portfolio.
Year-to-Date 2025 Financial Results
Net income attributable to common shareholders totaled $315.2 million, or $0.85 per diluted share, for the nine-month period ended September 30, 2025, compared to $275.3 million, or $0.75 per diluted share, for the nine-month period ended September 30, 2024. The increase was primarily due to increases in rents and other single-family property revenues exceeding increases in total expenses and higher net gains on property sales.
Rents and other single-family property revenues increased 8.0% to $1.4 billion for the nine-month period ended September 30, 2025, compared to $1.3 billion for the nine-month period ended September 30, 2024. Revenue growth was driven by an increase in our average occupied portfolio which grew to 57,778 homes for the nine-month period ended September 30, 2025, compared to 56,131 homes for the nine-month period ended September 30, 2024, as well as higher rental rates.
Core NOI from our total portfolio increased 8.9% to $787.3 million for the nine-month period ended September 30, 2025, compared to $722.7 million for the nine-month period ended September 30, 2024. This growth was driven by a 7.7% increase in core revenues resulting from an increase in our average occupied portfolio and higher rental rates, partially offset by a 5.5% increase in core property operating expenses.
For the Company’s Same-Home portfolio, core revenues increased 4.2% to $1.1 billion for the nine-month period ended September 30, 2025, compared to $1.0 billion for the nine-month period ended September 30, 2024, which was driven by a 3.9% increase in Average Monthly Realized Rent per property as well as higher fees and lower uncollectible rents, partially offset by a 10 basis point decrease in Average Occupied Days Percentage. Core property operating expenses from Same-Home properties increased 3.3% to $364.6 million for the nine-month period ended September 30, 2025, compared to $353.1 million for the nine-month period ended September 30, 2024, which was benefitted in part by lower than expected annual increases in property tax expense. As a result, Core NOI from Same-Home properties increased 4.7% to $702.9 million for the nine-month period ended September 30, 2025, compared to $671.7 million for the nine-month period ended September 30, 2024.
Core FFO attributable to common share and unit holders was $589.4 million, or $1.39 per FFO share and unit, for the nine-month period ended September 30, 2025, compared to $551.8 million, or $1.32 per FFO share and unit, for the nine-month period ended September 30, 2024. Adjusted FFO attributable to common share and unit holders was $528.6 million, or $1.25 per FFO share and unit, for the nine-month period ended September 30, 2025, compared to $490.4 million, or $1.17 per FFO

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

AMH
Earnings Press Release (continued)
share and unit, for the nine-month period ended September 30, 2024. These improvements were primarily attributable to growth in Core NOI from our total portfolio.
Investments
As of September 30, 2025, the Company’s total single-family properties, excluding properties held for sale, consisted of 60,664 homes, compared to 60,596 homes as of June 30, 2025, an increase of 68 homes during the third quarter of 2025, which included 539 newly constructed homes delivered to our operating portfolio through our AMH Development Program and 48 homes acquired through our National Builder Program and traditional acquisition channel, partially offset by 519 homes identified for sale. During the third quarter of 2025, we also developed an additional 112 newly constructed homes which were delivered to our unconsolidated joint ventures, aggregating to 651 total home deliveries through our AMH Development Program. As of September 30, 2025, the Company had 1,028 properties held for sale and 3,721 properties held in unconsolidated joint ventures.
Capital Activities, Balance Sheet and Liquidity
During the third quarter of 2025, the Company paid off the outstanding principal of approximately $426.1 million on the AMH 2015-SFR2 asset-backed securitization, resulting in a fully unencumbered balance sheet.
As of September 30, 2025, the Company had cash and cash equivalents of $45.6 million and total outstanding debt of $4.9 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.5% and a weighted-average term to maturity of 8.6 years, which includes $110.0 million of outstanding borrowings on its $1.25 billion revolving credit facility. During the third quarter of 2025, the Company generated $48.9 million of Retained Cash Flow and sold 395 properties, generating $124.6 million of net proceeds.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

AMH
Earnings Press Release (continued)
2025 Guidance
Set forth below are the Company’s current expectations with respect to full year 2025 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2025 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2025 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2025
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.84 - $1.88	$1.86 - $1.88
Core FFO attributable to common share and unit holders growth	4.0% - 6.2%	5.1% - 6.2%

Same-Home
Core revenues growth	3.00% - 4.50%	3.25% - 4.25%
Core property operating expenses growth	3.00% - 4.50%	2.75% - 3.75%
Core NOI growth	2.75% - 4.75%	3.50% - 4.50%

Full Year 2025 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,800 - 2,000	$700 - $800 million
Development pipeline, pro rata share of JV and Property Enhancing Capex	—	$100 - $200 million
Total capital investment (wholly owned and pro rata JV)	1,800 - 2,000	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Changes to Full Year 2025 Guidance
•Raised Core FFO guidance midpoint by $0.01 per share based on increased expectations for Core NOI growth driven by better than expected property tax expense outlook as well as modestly improved full year outlook on financing costs and Other income and expense, net.
Additional Information
A copy of the Company’s Third Quarter 2025 Earnings Release and Supplemental Information Package and this press release are available on our website at www.amh.com, under “Investor relations.” This information has also been furnished to the SEC in a current report on Form 8-K.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

AMH
Earnings Press Release (continued)
Conference Call
A conference call is scheduled on Thursday, October 30, 2025 at 12:00 p.m. Eastern Time to discuss the Company’s financial results for the quarter ended September 30, 2025 and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.amh.com, under “Investor relations.” A replay of the conference call may be accessed through Thursday, November 13, 2025 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13755777#, or by using the link at www.amh.com, under “Investor relations.”
About AMH
AMH (NYSE: AMH) is a leading large-scale integrated owner, operator and developer of single-family rental homes. We’re an internally managed Maryland real estate investment trust (REIT) focused on acquiring, developing, renovating, leasing and managing homes as rental properties.
In recent years, we’ve been named a 2025 Great Place to Work®, a 2025 Top U.S. Homebuilder by Builder100, and one of the 2025 Most Trustworthy Companies in America by Newsweek and Statista Inc. As of September 30, 2025, we owned over 61,000 single-family properties in the Southeast, Midwest, Southwest and Mountain West regions of the United States. Additional information about AMH is available on our website at www.amh.com.
AMH refers to one or more of American Homes 4 Rent, American Homes 4 Rent, L.P. and their subsidiaries and joint ventures. In certain states, we operate under AMH Living or American Homes 4 Rent. Please see www.amh.com/dba to learn more.
Cautionary Note Regarding Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release and the Supplemental Information Package include, among others, our 2025 Guidance, our belief that our acquisition and homebuilding programs will result in continued growth and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by applicable law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the three and nine months ended September 30, 2025 and 2024:

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$478,464	$445,055	$1,395,243	$1,292,104
Tenant charge-backs	(72,843)	(67,615)	(189,161)	(172,323)
Core revenues	405,621	377,440	1,206,082	1,119,781
Less: Non-Same-Home core revenues	(47,795)	(32,705)	(138,545)	(94,991)
Same-Home core revenues	$357,826	$344,735	$1,067,537	$1,024,790

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$181,604	$172,031	$509,223	$477,428
Property management expenses	33,384	31,973	101,977	95,757
Noncash share-based compensation - property management	(864)	(1,043)	(3,247)	(3,827)
Expenses reimbursed by tenant charge-backs	(72,843)	(67,615)	(189,161)	(172,323)
Core property operating expenses	141,281	135,346	418,792	397,035
Less: Non-Same-Home core property operating expenses	(18,244)	(15,169)	(54,176)	(43,918)
Same-Home core property operating expenses	$123,037	$120,177	$364,616	$353,117

Core NOI and Same-Home Core NOI
Net income	$116,801	$87,640	$369,138	$324,269
Hurricane-related charges, net	—	3,904	—	3,904
Loss on early extinguishment of debt	180	5,306	396	6,323
Gain on sale and impairment of single-family properties and other, net	(47,620)	(32,697)	(161,544)	(145,490)
Depreciation and amortization	126,656	119,691	378,523	353,020
Acquisition and other transaction costs	3,661	2,605	9,377	8,866
Noncash share-based compensation - property management	864	1,043	3,247	3,827
Interest expense	48,199	43,611	139,928	120,866
General and administrative expense	20,503	19,247	60,182	62,825
Other income and expense, net	(4,904)	(8,256)	(11,957)	(15,664)
Core NOI	264,340	242,094	787,290	722,746
Less: Non-Same-Home Core NOI	(29,551)	(17,536)	(84,369)	(51,073)
Same-Home Core NOI	$234,789	$224,558	$702,921	$671,673

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

AMH
Select Non-GAAP Reconciliations – Core Net Operating Income (continued)
(Amounts in thousands)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics for the trailing five quarters:

	For the Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Core revenues and Same-Home core revenues
Rents and other single-family property revenues	$478,464	$457,503	$459,276	$436,593	$445,055
Tenant charge-backs	(72,843)	(52,457)	(63,861)	(49,108)	(67,615)
Core revenues	405,621	405,046	395,415	387,485	377,440
Less: Non-Same-Home core revenues	(47,795)	(46,830)	(43,920)	(41,750)	(32,705)
Same-Home core revenues	$357,826	$358,216	$351,495	$345,735	$344,735

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$181,604	$160,089	$167,530	$148,455	$172,031
Property management expenses	33,384	34,412	34,181	33,564	31,973
Noncash share-based compensation - property management	(864)	(1,137)	(1,246)	(987)	(1,043)
Expenses reimbursed by tenant charge-backs	(72,843)	(52,457)	(63,861)	(49,108)	(67,615)
Core property operating expenses	141,281	140,907	136,604	131,924	135,346
Less: Non-Same-Home core property operating expenses	(18,244)	(18,287)	(17,645)	(16,300)	(15,169)
Same-Home core property operating expenses	$123,037	$122,620	$118,959	$115,624	$120,177

Core NOI and Same-Home Core NOI
Net income	$116,801	$123,624	$128,713	$143,873	$87,640
Hurricane-related charges, net	—	—	—	4,980	3,904
Loss on early extinguishment of debt	180	—	216	—	5,306
Gain on sale and impairment of single-family properties and other, net	(47,620)	(51,908)	(62,016)	(80,266)	(32,697)
Depreciation and amortization	126,656	126,939	124,928	123,990	119,691
Acquisition and other transaction costs	3,661	2,655	3,061	3,326	2,605
Noncash share-based compensation - property management	864	1,137	1,246	987	1,043
Interest expense	48,199	46,303	45,426	44,485	43,611
General and administrative expense	20,503	20,008	19,671	20,765	19,247
Other income and expense, net	(4,904)	(4,619)	(2,434)	(6,579)	(8,256)
Core NOI	264,340	264,139	258,811	255,561	242,094
Less: Non-Same-Home Core NOI	(29,551)	(28,543)	(26,275)	(25,450)	(17,536)
Same-Home Core NOI	$234,789	$235,596	$232,536	$230,111	$224,558

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

AMH
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Operating Data
Net income attributable to common shareholders	$99,697	$73,821	$315,222	$275,252
Core revenues	$405,621	$377,440	$1,206,082	$1,119,781
Core NOI	$264,340	$242,094	$787,290	$722,746
Core NOI margin	65.2%	64.1%	65.3%	64.5%
Fully Adjusted EBITDAre	$232,909	$211,737	$695,530	$636,046
Fully Adjusted EBITDAre Margin	56.9%	55.5%	57.2%	56.3%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.45	$0.40	$1.34	$1.22
Core FFO attributable to common share and unit holders	$0.47	$0.44	$1.39	$1.32
Adjusted FFO attributable to common share and unit holders	$0.42	$0.38	$1.25	$1.17

	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$11,035,893	$10,947,696	$10,932,960	$10,880,599	$10,398,690
Total assets	$13,253,466	$13,592,318	$13,289,223	$13,381,151	$12,844,285
Outstanding borrowings under revolving credit facility	$110,000	$—	$410,000	$—	$—
Total Debt	$4,910,000	$5,227,529	$4,989,015	$5,075,391	$4,578,772
Total Capitalization	$19,164,198	$20,669,137	$21,157,336	$21,059,213	$20,851,847
Total Debt to Total Capitalization	25.6%	25.3%	23.6%	24.1%	22.0%
Net Debt and Preferred Shares to Adjusted EBITDAre	5.1 x	5.2 x	5.3 x	5.4 x	5.0 x
NYSE AMH Class A common share closing price	$33.25	$36.07	$37.81	$37.42	$38.39

Portfolio Data - end of period
Occupied single-family properties	57,061	58,317	58,246	57,486	55,726
Single-family properties leased, not yet occupied	478	406	567	378	347
Single-family properties in turnover process	2,867	1,753	1,619	2,098	2,271
Single-family properties recently renovated or developed	245	118	257	565	544
Single-family properties newly acquired and under renovation	13	2	11	4	11
Total single-family properties, excluding properties held for sale	60,664	60,596	60,700	60,531	58,899
Single-family properties held for sale	1,028	904	661	805	1,003
Total single-family properties wholly owned	61,692	61,500	61,361	61,336	59,902
Single-family properties managed under joint ventures	3,721	3,616	3,487	3,376	3,271
Total single-family properties wholly owned and managed	65,413	65,116	64,848	64,712	63,173
Total Average Occupied Days Percentage (1)	95.2%	95.7%	94.8%	94.2%	95.1%
Same-Home Average Occupied Days Percentage (53,412 properties)	95.9%	96.5%	96.0%	95.4%	96.1%

Other Data
Distributions declared per common share	$0.30	$0.30	$0.30	$0.26	$0.26
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Calculated based on total single-family properties wholly owned, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

AMH
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Rents and other single-family property revenues	$478,464	$445,055	$1,395,243	$1,292,104

Expenses:
Property operating expenses	181,604	172,031	509,223	477,428
Property management expenses	33,384	31,973	101,977	95,757
General and administrative expense	20,503	19,247	60,182	62,825
Interest expense	48,199	43,611	139,928	120,866
Acquisition and other transaction costs	3,661	2,605	9,377	8,866
Depreciation and amortization	126,656	119,691	378,523	353,020
Hurricane-related charges, net	—	3,904	—	3,904
Total expenses	414,007	393,062	1,199,210	1,122,666

Gain on sale and impairment of single-family properties and other, net	47,620	32,697	161,544	145,490
Loss on early extinguishment of debt	(180)	(5,306)	(396)	(6,323)
Other income and expense, net	4,904	8,256	11,957	15,664

Net income	116,801	87,640	369,138	324,269

Noncontrolling interest	13,618	10,333	43,458	38,559
Dividends on preferred shares	3,486	3,486	10,458	10,458

Net income attributable to common shareholders	$99,697	$73,821	$315,222	$275,252

Weighted-average common shares outstanding:
Basic	371,248,842	366,981,466	370,721,279	366,757,369
Diluted	371,580,911	367,600,636	371,084,326	367,294,979

Net income attributable to common shareholders per share:
Basic	$0.27	$0.20	$0.85	$0.75
Diluted	$0.27	$0.20	$0.85	$0.75

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

AMH
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Net income attributable to common shareholders	$99,697	$73,821	$315,222	$275,252
Adjustments:
Noncontrolling interests in the Operating Partnership	13,618	10,333	43,458	38,559
Gain on sale and impairment of single-family properties and other, net	(47,620)	(32,697)	(161,544)	(145,490)
Adjustments for unconsolidated real estate joint ventures	1,918	1,116	5,223	3,909
Depreciation and amortization	126,656	119,691	378,523	353,020
Less: depreciation and amortization of non-real estate assets	(5,696)	(4,930)	(16,572)	(14,354)
FFO attributable to common share and unit holders	$188,573	$167,334	$564,310	$510,896
Adjustments:
Acquisition, other transaction costs and other	3,158	2,605	8,693	8,866
Noncash share-based compensation - general and administrative	3,917	3,601	12,771	17,999
Noncash share-based compensation - property management	864	1,043	3,247	3,827
Hurricane-related charges, net	—	3,904	—	3,904
Loss on early extinguishment of debt	180	5,306	396	6,323
Core FFO attributable to common share and unit holders	$196,692	$183,793	$589,417	$551,815
Recurring Capital Expenditures	(20,399)	(23,088)	(57,743)	(58,615)
Leasing costs	(765)	(995)	(3,102)	(2,832)
Adjusted FFO attributable to common share and unit holders	$175,528	$159,710	$528,572	$490,368

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.45	$0.40	$1.34	$1.22
Core FFO attributable to common share and unit holders	$0.47	$0.44	$1.39	$1.32
Adjusted FFO attributable to common share and unit holders	$0.42	$0.38	$1.25	$1.17

Weighted-average FFO shares and units:
Common shares outstanding	371,248,842	366,981,466	370,721,279	366,757,369
Share-based compensation plan and forward sale equity contracts (1)	632,730	1,015,421	695,497	927,581
Operating partnership units	50,732,415	51,376,980	51,110,313	51,376,980
Total weighted-average FFO shares and units	422,613,987	419,373,867	422,527,089	419,061,930
(1)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options and the dilutive effect of forward sale equity contracts under the treasury stock method.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

AMH
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Rents from single-family properties	$400,494	$374,499	$1,189,363	$1,107,962
Fees from single-family properties	9,456	8,084	28,388	24,229
Bad debt	(4,329)	(5,143)	(11,669)	(12,410)
Core revenues	405,621	377,440	1,206,082	1,119,781

Property tax expense	67,037	62,942	200,096	191,556
HOA fees, net (1)	7,308	6,913	21,471	19,965
R&M and turnover costs, net (1)	32,102	31,449	91,191	84,558
Insurance	4,794	5,138	14,339	14,863
Property management expenses, net (2)	30,040	28,904	91,695	86,093
Core property operating expenses	141,281	135,346	418,792	397,035

Core NOI	$264,340	$242,094	$787,290	$722,746
Core NOI margin	65.2%	64.1%	65.3%	64.5%

	For the Three Months Ended Sep 30, 2025
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale and Other Properties (4)	Total Single-Family Properties Wholly Owned
Property count	53,412	3,823	3,416	1,041	61,692
Average Occupied Days Percentage	95.9%	95.8%	82.2%	42.7%	94.3%

Rents from single-family properties	$352,997	$27,730	$16,934	$2,833	$400,494
Fees from single-family properties	8,179	720	455	102	9,456
Bad debt	(3,350)	(216)	(395)	(368)	(4,329)
Core revenues	357,826	28,234	16,994	2,567	405,621

Property tax expense	58,955	4,100	3,114	868	67,037
HOA fees, net (1)	6,671	347	246	44	7,308
R&M and turnover costs, net (1)	27,951	1,070	2,366	715	32,102
Insurance	4,147	384	202	61	4,794
Property management expenses, net (2)	25,313	2,128	2,313	286	30,040
Core property operating expenses	123,037	8,029	8,241	1,974	141,281

Core NOI	$234,789	$20,205	$8,753	$593	$264,340
Core NOI margin	65.6%	71.6%	51.5%	23.1%	65.2%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,353 recently renovated or developed properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,063 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions) or properties currently out of service due to a casualty loss.
(4)Includes 1,028 properties held for sale and 13 properties newly acquired and under renovation that are not yet placed into service. Average Occupied Days Percentage is calculated based only on properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

AMH
Same-Home Results – Quarterly and Year-to-Date Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Sep 30,			For the Nine Months Ended Sep 30,
	2025	2024	Change	2025	2024	Change
Number of Same-Home properties	53,412	53,412		53,412	53,412
Average Occupied Days Percentage	95.9%	96.1%	(0.2)%	96.2%	96.3%	(0.1)%
Average Monthly Realized Rent per Property	$2,296	$2,218	3.5%	$2,274	$2,188	3.9%
Turnover Rate	7.3%	7.9%	(0.6)%	21.5%	21.7%	(0.2)%
Turnover Rate - TTM	27.4%	N/A		27.4%	N/A

Core NOI:
Rents from single-family properties	$352,997	$341,556	3.3%	$1,051,672	$1,012,730	3.8%
Fees from single-family properties	8,179	7,264	12.6%	24,577	21,681	13.4%
Bad debt	(3,350)	(4,085)	(18.0)%	(8,712)	(9,621)	(9.4)%
Core revenues	357,826	344,735	3.8%	1,067,537	1,024,790	4.2%

Property tax expense	58,955	57,319	2.9%	176,223	173,369	1.6%
HOA fees, net (1)	6,671	6,271	6.4%	19,279	18,214	5.8%
R&M and turnover costs, net (1)	27,951	27,348	2.2%	79,049	73,824	7.1%
Insurance	4,147	4,399	(5.7)%	12,474	13,019	(4.2)%
Property management expenses, net (2)	25,313	24,840	1.9%	77,591	74,691	3.9%
Core property operating expenses	123,037	120,177	2.4%	364,616	353,117	3.3%

Core NOI	$234,789	$224,558	4.6%	$702,921	$671,673	4.7%
Core NOI margin	65.6%	65.1%		65.8%	65.5%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,366	$20,245	(9.3)%	$51,531	$51,367	0.3%

Per property:
Average Recurring Capital Expenditures	$344	$379	(9.3)%	$965	$962	0.3%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$867	$891	(2.7)%	$2,445	$2,344	4.3%

Property Enhancing Capex	$8,595	$9,320		$25,358	$25,474
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

AMH
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Average Occupied Days Percentage	95.9%	96.5%	96.0%	95.4%	96.1%
Average Monthly Realized Rent per Property	$2,296	$2,277	$2,253	$2,238	$2,218

Average Change in Rent for Renewals	4.0%	4.4%	4.5%	5.0%	5.2%
Average Change in Rent for Re-Leases	2.5%	4.1%	1.4%	0.3%	5.3%
Average Blended Change in Rent	3.6%	4.3%	3.6%	3.4%	5.2%

Core NOI:
Rents from single-family properties	$352,997	$352,148	$346,527	$341,908	$341,556
Fees from single-family properties	8,179	8,215	8,183	7,915	7,264
Bad debt	(3,350)	(2,147)	(3,215)	(4,088)	(4,085)
Core revenues	357,826	358,216	351,495	345,735	344,735

Property tax expense	58,955	58,251	59,017	54,567	57,319
HOA fees, net (1)	6,671	6,502	6,106	6,282	6,271
R&M and turnover costs, net (1)	27,951	27,576	23,522	24,432	27,348
Insurance	4,147	4,108	4,219	4,404	4,399
Property management expenses, net (2)	25,313	26,183	26,095	25,939	24,840
Core property operating expenses	123,037	122,620	118,959	115,624	120,177

Core NOI	$234,789	$235,596	$232,536	$230,111	$224,558
Core NOI margin	65.6%	65.8%	66.2%	66.6%	65.1%

Selected Property Expenditure Details:
Recurring Capital Expenditures	$18,366	$18,292	$14,873	$15,165	$20,245

Per property:
Average Recurring Capital Expenditures	$344	$342	$279	$284	$379
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$867	$859	$719	$741	$891

Property Enhancing Capex	$8,595	$8,082	$8,681	$7,087	$9,320
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

AMH
Same-Home Results – Operating Metrics by Market

Market	Number of Properties	Avg. Gross Book Value per Property	% of 3Q25 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	5,246	$228,387	9.5%	3.2%	1.1%	2.7%
Charlotte, NC	3,853	223,267	7.5%	3.9%	3.2%	3.7%
Dallas-Fort Worth, TX	3,517	176,606	5.7%	3.3%	—%	2.5%
Nashville, TN	3,098	251,718	7.0%	3.2%	2.7%	3.1%
Jacksonville, FL	2,923	218,991	4.8%	3.1%	0.3%	2.3%
Phoenix, AZ	2,897	220,296	5.9%	4.3%	(3.0)%	2.5%
Indianapolis, IN	2,741	176,521	4.0%	5.1%	5.8%	5.3%
Tampa, FL	2,613	233,232	4.5%	3.8%	1.1%	3.2%
Houston, TX	2,110	180,583	2.9%	4.0%	(0.9)%	3.0%
Columbus, OH	2,066	199,069	4.0%	6.0%	7.4%	6.3%
Raleigh, NC	2,054	202,970	3.6%	3.4%	2.0%	3.1%
Cincinnati, OH	2,059	199,925	4.0%	5.0%	9.2%	6.0%
Las Vegas, NV	1,981	286,007	4.2%	3.0%	(0.6)%	2.0%
Salt Lake City, UT	1,864	304,986	4.5%	4.9%	4.7%	4.8%
Orlando, FL	1,744	223,329	3.1%	3.3%	—%	2.5%
Greater Chicago area, IL and IN	1,479	195,166	2.7%	6.7%	11.1%	7.7%
Charleston, SC	1,394	231,717	2.7%	3.3%	3.0%	3.2%
San Antonio, TX	1,044	201,404	1.4%	3.2%	(4.5)%	0.9%
Savannah/Hilton Head, SC	970	211,547	1.9%	4.8%	2.7%	4.3%
Seattle, WA	931	330,984	2.4%	7.5%	7.0%	7.4%
All Other (2)	6,828	234,414	13.7%	3.6%	2.8%	3.4%
Total/Average	53,412	$223,024	100.0%	4.0%	2.5%	3.6%

	Average Occupied Days Percentage			Average Monthly Realized Rent per Property
Market	3Q25 QTD	3Q24 QTD	Change	3Q25 QTD	3Q24 QTD	Change
Atlanta, GA	95.9%	96.1%	(0.2)%	$2,321	$2,256	2.9%
Charlotte, NC	96.2%	96.5%	(0.3)%	2,252	2,170	3.8%
Dallas-Fort Worth, TX	96.0%	96.3%	(0.3)%	2,347	2,285	2.7%
Nashville, TN	96.1%	96.0%	0.1%	2,406	2,334	3.1%
Jacksonville, FL	95.6%	95.4%	0.2%	2,208	2,160	2.2%
Phoenix, AZ	95.3%	95.4%	(0.1)%	2,185	2,129	2.6%
Indianapolis, IN	96.6%	96.5%	0.1%	1,971	1,870	5.4%
Tampa, FL	94.9%	95.7%	(0.8)%	2,464	2,396	2.8%
Houston, TX	96.6%	96.5%	0.1%	2,134	2,056	3.8%
Columbus, OH	97.1%	96.6%	0.5%	2,291	2,180	5.1%
Raleigh, NC	96.0%	96.6%	(0.6)%	2,106	2,038	3.3%
Cincinnati, OH	96.5%	96.7%	(0.2)%	2,252	2,128	5.8%
Las Vegas, NV	94.7%	95.8%	(1.1)%	2,338	2,281	2.5%
Salt Lake City, UT	96.0%	96.4%	(0.4)%	2,532	2,434	4.0%
Orlando, FL	96.4%	94.9%	1.5%	2,418	2,374	1.9%
Greater Chicago area, IL and IN	96.8%	97.0%	(0.2)%	2,617	2,436	7.4%
Charleston, SC	94.6%	96.1%	(1.5)%	2,356	2,282	3.2%
San Antonio, TX	95.2%	96.3%	(1.1)%	1,948	1,947	0.1%
Savannah/Hilton Head, SC	95.4%	95.7%	(0.3)%	2,346	2,232	5.1%
Seattle, WA	96.3%	95.9%	0.4%	2,911	2,782	4.6%
All Other (2)	95.9%	95.7%	0.2%	2,275	2,199	3.5%
Total/Average	95.9%	96.1%	(0.2)%	$2,296	$2,218	3.5%
(1)Reflected for the three months ended September 30, 2025.
(2)Represents 14 markets in 12 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

AMH
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Sep 30, 2025	Dec 31, 2024
	(Unaudited)
Assets
Single-family properties:
Land	$2,404,153	$2,370,006
Buildings and improvements	11,930,388	11,559,461
Single-family properties in operation	14,334,541	13,929,467
Less: accumulated depreciation	(3,298,648)	(3,048,868)
Single-family properties in operation, net	11,035,893	10,880,599
Single-family properties under development and development land	1,215,323	1,272,284
Single-family properties and land held for sale, net	219,637	212,808
Total real estate assets, net	12,470,853	12,365,691
Cash and cash equivalents	45,631	199,413
Restricted cash	130,104	150,803
Rent and other receivables	56,493	48,452
Escrow deposits, prepaid expenses and other assets	268,120	337,379
Investments in unconsolidated joint ventures	161,986	159,134
Goodwill	120,279	120,279
Total assets	$13,253,466	$13,381,151

Liabilities
Revolving credit facility	$110,000	$—
Asset-backed securitizations, net	—	924,344
Unsecured senior notes, net	4,733,543	4,086,418
Accounts payable and accrued expenses	571,956	521,759
Total liabilities	5,415,499	5,532,521

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,705	3,690
Class B common shares	6	6
Preferred shares	92	92
Additional paid-in capital	7,550,962	7,529,008
Accumulated deficit	(400,445)	(380,632)
Accumulated other comprehensive income	6,944	7,852
Total shareholders’ equity	7,161,264	7,160,016
Noncontrolling interest	676,703	688,614
Total equity	7,837,967	7,848,630

Total liabilities and equity	$13,253,466	$13,381,151

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

AMH
Debt Summary as of September 30, 2025
(Amounts in thousands)
(Unaudited)

	Unsecured Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (2)	$110,000	2.2%	5.19%	3.8
Total floating rate debt	110,000	2.2%	5.19%	3.8

Fixed rate debt:
2028 unsecured senior notes	500,000	10.2%	4.08%	2.4
2029 unsecured senior notes	400,000	8.1%	4.90%	3.4
2030 unsecured senior notes	650,000	13.3%	4.95%	4.7
2031 unsecured senior notes	450,000	9.2%	2.46%	5.8
2032 unsecured senior notes	600,000	12.2%	3.63%	6.5
2034 unsecured senior notes I	600,000	12.2%	5.50%	8.3
2034 unsecured senior notes II	500,000	10.2%	5.50%	8.8
2035 unsecured senior notes	500,000	10.2%	5.08%	9.5
2051 unsecured senior notes	300,000	6.1%	3.38%	25.8
2052 unsecured senior notes	300,000	6.1%	4.30%	26.6
Total fixed rate debt	4,800,000	97.8%	4.46%	8.7

Total Debt	4,910,000	100.0%	4.47%	8.6

Unamortized discounts and loan costs	(66,457)
Total debt per balance sheet	$4,843,543

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2025	$—	—%
2026	—	—%
2027	—	—%
2028	500,000	10.2%
2029	510,000	10.4%
Thereafter	3,900,000	79.4%
Total	$4,910,000	100.0%
(1)Interest rates are as of September 30, 2025 and reflect the effect of any hedging instruments, as applicable.
(2)The revolving credit facility is reflected on a fully extended basis and bears interest at the Secured Overnight Financing Rate plus a 0.10% spread adjustment and a margin of 0.85% as of period end.

Interest Expense Reconciliation

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Interest expense per income statement and included in Core FFO attributable to common share and unit holders	$48,199	$43,611	$139,928	$120,866
Less: amortization of discounts, loan costs and cash flow hedges	(2,670)	(3,006)	(7,618)	(8,966)
Add: capitalized interest	13,714	12,894	41,787	40,247
Cash interest	$59,243	$53,499	$174,097	$152,147

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

AMH
Capital Structure and Credit Metrics as of September 30, 2025
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization
Total Debt		$4,910,000	25.6%

Total preferred shares		230,000	1.2%

Common equity at market value:
Common shares outstanding	371,103,396
Operating partnership units	50,676,980
Total shares and units	421,780,376
NYSE AMH Class A common share closing price at September 30, 2025	$33.25
Market value of common shares and operating partnership units		14,024,198	73.2%

Total Capitalization		$19,164,198	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	$115,000	$1.469	$6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		9,200,000		$230,000		$13,944

Credit Ratios		Credit Ratings
Net Debt and Preferred Shares to Adjusted EBITDAre	5.1 x	Rating Agency	Rating	Outlook
Fixed Charge Coverage	4.1 x	Moody's Investor Service	Baa2	Stable
Unencumbered Core NOI percentage (1)	100.0%	S&P Global Ratings	BBB	Positive
(1)The Company’s portfolio is fully unencumbered.

Unsecured Senior Notes Covenant Ratios	Requirement		Actual
Ratio of Indebtedness to Total Assets	<	60.0%	30.1%
Ratio of Secured Debt to Total Assets	<	40.0%	—%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	332.3%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.32 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual
Ratio of Total Indebtedness to Total Asset Value	<	60.0%	27.9%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	0.7%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	29.4%
Ratio of EBITDA to Fixed Charges	>	1.50 x	3.84 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	5.30 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

AMH
Top 20 Markets Summary as of September 30, 2025
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Avg. Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	6,013	9.9%	$240,282	2,197	17.5
Charlotte, NC	4,257	7.0%	233,471	2,119	18.7
Dallas-Fort Worth, TX	3,725	6.1%	179,224	2,082	21.2
Nashville, TN	3,401	5.6%	264,864	2,123	16.8
Jacksonville, FL	3,376	5.6%	235,884	1,930	14.4
Phoenix, AZ	3,305	5.4%	227,866	1,859	19.7
Indianapolis, IN	3,009	5.0%	182,740	1,931	22.4
Tampa, FL	3,099	5.1%	253,672	1,959	14.7
Las Vegas, NV	2,701	4.5%	319,296	1,971	10.6
Houston, TX	2,302	3.8%	182,713	2,064	19.7
Raleigh, NC	2,160	3.6%	205,805	1,899	19.0
Columbus, OH	2,232	3.7%	214,622	1,902	21.3
Orlando, FL	2,211	3.6%	252,418	1,946	16.3
Cincinnati, OH	2,098	3.5%	201,615	1,842	22.7
Salt Lake City, UT	1,930	3.2%	308,431	2,242	18.5
Charleston, SC	1,653	2.7%	246,128	1,962	13.4
Greater Chicago area, IL and IN	1,508	2.5%	195,395	1,870	24.1
San Antonio, TX	1,156	1.9%	205,575	1,910	16.2
Boise, ID	1,100	1.8%	320,300	1,882	10.8
Savannah/Hilton Head, SC	1,043	1.7%	220,717	1,885	16.5
All Other (3)	8,385	13.8%	254,979	1,946	17.9
Total/Average	60,664	100.0%	$236,294	1,999	17.9
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	95.0%	$2,334	3.3%	1.4%	2.8%
Charlotte, NC	95.7%	2,272	4.0%	3.3%	3.8%
Dallas-Fort Worth, TX	95.6%	2,347	3.3%	(0.4)%	2.5%
Nashville, TN	95.8%	2,422	3.3%	2.7%	3.1%
Jacksonville, FL	95.1%	2,226	3.1%	0.6%	2.4%
Phoenix, AZ	94.6%	2,183	4.4%	(2.8)%	2.7%
Indianapolis, IN	96.3%	1,972	5.1%	5.7%	5.3%
Tampa, FL	93.7%	2,498	3.8%	1.1%	3.2%
Las Vegas, NV	93.8%	2,383	3.1%	(0.4)%	2.2%
Houston, TX	95.8%	2,121	4.3%	(1.0)%	3.1%
Raleigh, NC	95.9%	2,110	3.4%	2.1%	3.1%
Columbus, OH	96.2%	2,309	5.9%	7.5%	6.3%
Orlando, FL	95.4%	2,442	3.1%	(0.2)%	2.3%
Cincinnati, OH	96.4%	2,253	5.0%	9.1%	6.0%
Salt Lake City, UT	95.8%	2,530	4.9%	4.6%	4.8%
Charleston, SC	93.2%	2,373	3.2%	3.1%	3.2%
Greater Chicago area, IL and IN	96.7%	2,620	6.8%	11.1%	7.8%
San Antonio, TX	93.7%	1,947	3.1%	(4.7)%	0.6%
Boise, ID	94.7%	2,325	3.6%	3.7%	3.6%
Savannah/Hilton Head, SC	94.8%	2,350	4.8%	2.6%	4.2%
All Other (3)	94.9%	2,346	4.3%	3.3%	4.1%
Total/Average	95.2%	$2,306	4.0%	2.4%	3.6%
(1)Property and leasing information based on total single-family properties wholly owned, excluding properties held for sale.
(2)Reflected for the three months ended September 30, 2025.
(3)Represents 16 markets in 15 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

AMH
Property Additions

	3Q25 Additions		YTD 3Q25 Additions
Market	Number of Properties	Average Total Investment Cost	Number of Properties	Average Total Investment Cost
Tampa, FL	75	$381,268	199	$383,974
Orlando, FL	61	433,151	150	417,105
Las Vegas, NV	60	446,999	193	429,520
Columbus, OH	56	376,470	90	378,031
Tucson, AZ	48	397,174	144	392,285
Phoenix, AZ	42	392,364	90	394,650
Jacksonville, FL	39	373,923	137	373,291
Charlotte, NC	34	371,428	62	371,460
Atlanta, GA	33	390,683	137	368,881
Greenville, SC	29	282,062	29	282,062
Nashville, TN	27	449,161	72	455,367
Seattle, WA	21	537,456	48	549,030
Charleston, SC	16	380,907	56	386,540
Denver, CO	15	495,113	44	484,012
Boise, ID	15	418,279	46	434,227
Savannah/Hilton Head, SC	9	315,383	24	333,167
Oklahoma City, OK	5	243,122	5	243,122
Indianapolis, IN	1	290,366	1	290,366
Cincinnati, OH	1	333,303	3	337,147
Total/Average	587	$399,717	1,530	$400,891

Property Dispositions

	Sep 30, 2025 Single-Family Properties Held for Sale	3Q25 Dispositions		YTD 3Q25 Dispositions
Market		Number of Properties	Average Net Proceeds per Property	Number of Properties	Average Net Proceeds per Property
Dallas-Fort Worth, TX	116	20	$272,333	110	$296,019
Houston, TX	94	32	221,154	87	241,609
Atlanta, GA	89	50	299,700	128	305,083
Greater Chicago area, IL and IN	68	8	311,690	17	295,153
Phoenix, AZ	63	19	327,833	82	355,528
Charlotte, NC	53	19	339,702	47	361,458
Raleigh, NC	49	12	307,546	29	326,198
San Antonio, TX	47	15	188,016	45	204,202
Austin, TX	39	20	278,601	63	273,632
Tampa, FL	38	24	308,031	76	330,045
Indianapolis, IN	37	14	244,771	31	260,712
Orlando, FL	36	19	307,462	69	320,347
Jacksonville, FL	35	13	321,170	35	304,392
Las Vegas, NV	28	9	387,992	27	402,882
Tucson, AZ	26	10	266,172	20	267,060
Savannah/Hilton Head, SC	25	9	291,892	19	283,953
Columbus, OH	24	11	311,207	20	305,830
Memphis, TN	21	11	273,671	23	261,311
Nashville, TN	17	16	381,674	50	358,878
Salt Lake City, UT	14	7	654,216	15	658,274
All Other (1)	109	57	405,798	188	386,072
Total/Average	1,028	395	$315,533	1,181	$321,544
(1)Represents 22 markets in 15 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

AMH
AMH Development Pipeline Summary as of September 30, 2025 (1)

	YTD 3Q25 Deliveries			Sep 30, 2025 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Las Vegas, NV	280	$412,000	$2,500	611
Phoenix, AZ	279	375,000	2,200	1,145
Tampa, FL	199	384,000	2,670	370
Atlanta, GA	154	374,000	2,500	932
Orlando, FL	150	417,000	2,610	507
Jacksonville, FL	134	376,000	2,380	388
Nashville, TN	128	471,000	2,780	107
Denver, CO	94	522,000	3,170	477
Seattle, WA	90	479,000	3,220	575
Columbus, OH	89	378,000	2,700	586
Charlotte, NC	87	359,000	2,480	276
Charleston, SC	56	387,000	2,460	1,119
Boise, ID	46	434,000	2,460	303
Salt Lake City, UT	46	480,000	2,930	261
Raleigh, NC	—	—	—	66
Total/Average	1,832	$408,000	$2,580	7,723
Lots optioned				524
Total lots owned and optioned				8,247

Estimated Delivery Timing

	Dec 31, 2024 Lots for Future Delivery	YTD 3Q25 Net Additions/(Reductions) (3)	YTD 3Q25 Deliveries	Full Year Estimated 2025 Deliveries (1)	Deliveries Thereafter (1)
Wholly-owned development pipeline (2)	9,458	(490)	1,464	1,800 - 2,000	7,068
Joint venture development pipeline (2)(4)	765	346	368	~400	711
Total development pipeline	10,223	(144)	1,832	2,200 - 2,400	7,779
(1)Reflects the Company’s latest development program results and estimates as of October 29, 2025.
(2)Reflects land pipeline and delivery timeline for projects that are intended either for the Company’s wholly-owned or joint venture portfolios.
(3)Represents the net of lots acquired and optioned and lots transferred to held for sale or disposed during the period.
(4)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	22

AMH
Lease Expirations

	MTM	4Q25	1Q26	2Q26	3Q26	Thereafter
Lease expirations	1,814	6,697	16,900	16,487	11,216	4,425

Share Repurchase History
(Amounts in thousands, except share and per share data)

Share Repurchases
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share
2023	—	$—	$—
2024	—	—	—
1Q25	—	—	—
2Q25	—	—	—
3Q25	—	—	—
Total	—	—	$—
	Remaining authorization:	$265,067

ATM Share History
(Amounts in thousands, except share and per share data)

	ATM Shares Sold Directly			ATM Shares Sold Forward
Period	Common Shares Sold Directly	Gross Proceeds	Avg. Issuance Price Per Share	Common Shares Sold Forward	Future Gross Proceeds	Avg. Price Per Share	Period Settled	Total ATM Gross Proceeds
2023	2,799,683	$101,958	$36.42	—	$—	$—		$101,958
2024	932,746	33,756	36.19	2,987,024	110,616	37.03	4Q24	144,372
1Q25	—	—	—	—	—	—		—
2Q25	—	—	—	—	—	—		—
3Q25	—	—	—	—	—	—		—
								246,330
							Remaining authorization:	$753,670

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	23

AMH
2025 Guidance
Set forth below are the Company’s current expectations with respect to full year 2025 Core FFO attributable to common share and unit holders and our underlying assumptions. In reliance on the exception provided by applicable SEC rules, the Company does not provide guidance for GAAP net income, the most comparable GAAP financial measure, or a reconciliation of 2025 Core FFO guidance to GAAP net income because we are unable to reasonably predict the following items which are included in GAAP net income: (i) gain on sale and impairment of single-family properties and other, net for consolidated properties and unconsolidated real estate joint ventures, (ii) acquisition and other transaction costs and (iii) hurricane-related charges, net. The actual amounts for any and all of these items could significantly impact our 2025 GAAP net income and, as disclosed in our historical financial results, have significantly impacted GAAP net income in prior periods.
Guidance Summary

Full Year 2025
	Previous Guidance	Current Guidance
Core FFO attributable to common share and unit holders	$1.84 - $1.88	$1.86 - $1.88
Core FFO attributable to common share and unit holders growth	4.0% - 6.2%	5.1% - 6.2%

Same-Home
Core revenues growth	3.00% - 4.50%	3.25% - 4.25%
Core property operating expenses growth	3.00% - 4.50%	2.75% - 3.75%
Core NOI growth	2.75% - 4.75%	3.50% - 4.50%

Full Year 2025 (Unchanged)
Investment Program	Properties	Investment
Wholly owned acquisitions	—	—
Wholly owned development deliveries	1,800 - 2,000	$700 - $800 million
Development pipeline, pro rata share of JV and Property Enhancing Capex	—	$100 - $200 million
Total capital investment (wholly owned and pro rata JV)	1,800 - 2,000	$0.8 - $1.0 billion
Total gross capital investment (JVs at 100%)	2,200 - 2,400	$1.0 - $1.2 billion
Changes to Full Year 2025 Guidance
•Raised Core FFO guidance midpoint by $0.01 per share based on increased expectations for Core NOI growth driven by better than expected property tax expense outlook as well as modestly improved full year outlook on financing costs and Other income and expense, net.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	24

AMH
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month comparable long-term lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the comparable long-term previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month comparable long-term lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e., rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period after initially being placed in-service. This calculation excludes properties classified as held for sale except where presented for Total Single-Family Properties Wholly Owned in Core Net Operating Income – Total Portfolio.

Average Total Investment Cost
Reflects on a per property basis, depending on the property addition channel, (i) Estimated Total Investment Cost of traditional channel acquisitions, (ii) purchase price, including closing costs, or total internal development costs of newly constructed homes, or (iii) total purchase price, including historic pro rata investment cost of properties acquired through bulk or joint venture portfolio acquisitions.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI
Core NOI, which we also present separately for our Same-Home portfolio, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as rents and other single-family property revenues, excluding expenses reimbursed by tenant charge-backs, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (2) gain or loss on early extinguishment of debt, (3) gains and losses from sales or impairments of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, and (9) other income and expense, net. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs.

25

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Core NOI and Same-Home Core NOI should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

Refer to Select Non-GAAP Reconciliations – Core Net Operating Income for reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI and Same-Home Core NOI to their respective GAAP metrics.

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.

Net Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Total Debt	$4,910,000	$5,227,529	$4,989,015	$5,075,391	$4,578,772
Less: cash and cash equivalents	(45,631)	(323,258)	(69,698)	(199,413)	(162,477)
Less: restricted cash related to securitizations	(3,114)	(13,188)	(19,122)	(26,588)	(26,273)
Net debt	$4,861,255	$4,891,083	$4,900,195	$4,849,390	$4,390,022
Preferred shares at liquidation value	230,000	230,000	230,000	230,000	230,000
Net debt and preferred shares	$5,091,255	$5,121,083	$5,130,195	$5,079,390	$4,620,022

Adjusted EBITDAre - TTM	$1,001,181	$982,928	$963,598	$942,299	$919,174

Net Debt and Preferred Shares to Adjusted EBITDAre	5.1 x	5.2 x	5.3 x	5.4 x	5.0 x
Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Sep 30, 2025
Interest expense per income statement	$184,413
Less: amortization of discounts, loan costs and cash flow hedges	(10,141)
Add: capitalized interest	54,683
Cash interest	228,955
Dividends on preferred shares	13,944
Fixed charges	$242,899

Adjusted EBITDAre - TTM	$1,001,181

Fixed Charge Coverage	4.1 x

26

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

EBITDA / EBITDAre / Adjusted EBITDAre / Fully Adjusted EBITDAre / Adjusted EBITDAre Margin / Fully Adjusted EBITDAre Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for gains and losses from sales or impairments of single-family properties and adjusting for unconsolidated real estate joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio and (4) gain or loss on early extinguishment of debt. Fully Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) Recurring Capital Expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. Fully Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Fully Adjusted EBITDAre divided by rents and other single-family property revenues, net of tenant charge-backs and adjusted for income from unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

27

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Fully Adjusted EBITDAre, Adjusted EBITDAre Margin and Fully Adjusted EBITDAre Margin for the three and nine months ended September 30, 2025 and 2024 (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Net income	$116,801	$87,640	$369,138	$324,269
Interest expense	48,199	43,611	139,928	120,866
Depreciation and amortization	126,656	119,691	378,523	353,020
EBITDA	$291,656	$250,942	$887,589	$798,155

Gain on sale and impairment of single-family properties and other, net	(47,620)	(32,697)	(161,544)	(145,490)
Adjustments for unconsolidated real estate joint ventures	1,918	1,116	5,223	3,909
EBITDAre	$245,954	$219,361	$731,268	$656,574

Noncash share-based compensation - general and administrative	3,917	3,601	12,771	17,999
Noncash share-based compensation - property management	864	1,043	3,247	3,827
Acquisition, other transaction costs and other	3,158	2,605	8,693	8,866
Hurricane-related charges, net	—	3,904	—	3,904
Loss on early extinguishment of debt	180	5,306	396	6,323
Adjusted EBITDAre	$254,073	$235,820	$756,375	$697,493

Recurring Capital Expenditures	(20,399)	(23,088)	(57,743)	(58,615)
Leasing costs	(765)	(995)	(3,102)	(2,832)
Fully Adjusted EBITDAre	$232,909	$211,737	$695,530	$636,046

Rents and other single-family property revenues	$478,464	$445,055	$1,395,243	$1,292,104
Less: tenant charge-backs	(72,843)	(67,615)	(189,161)	(172,323)
Adjustments for unconsolidated joint ventures - income	3,675	3,935	10,839	10,575
Rents and other single-family property revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$409,296	$381,375	$1,216,921	$1,130,356

Adjusted EBITDAre Margin	62.1%	61.8%	62.2%	61.7%

Fully Adjusted EBITDAre Margin	56.9%	55.5%	57.2%	56.3%

28

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Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Net income	$513,011	$483,850	$468,760	$468,142	$415,206
Interest expense	184,413	179,825	172,200	165,351	155,957
Depreciation and amortization	502,513	495,548	486,212	477,010	468,791
EBITDA	$1,199,937	$1,159,223	$1,127,172	$1,110,503	$1,039,954

Gain on sale and impairment of single-family properties and other, net	(241,810)	(226,887)	(218,871)	(225,756)	(174,572)
Adjustments for unconsolidated real estate joint ventures	6,036	5,234	4,609	4,722	5,240
EBITDAre	$964,163	$937,570	$912,910	$889,469	$870,622

Noncash share-based compensation - general and administrative	15,389	15,073	18,645	20,617	20,493
Noncash share-based compensation - property management	4,234	4,413	4,616	4,814	4,706
Acquisition, other transaction costs and other	12,019	11,466	12,958	12,192	13,126
Hurricane-related charges, net	4,980	8,884	8,884	8,884	3,904
Loss on early extinguishment of debt	396	5,522	5,585	6,323	6,323
Adjusted EBITDAre	$1,001,181	$982,928	$963,598	$942,299	$919,174

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional broker and trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated real estate joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties as well as nonrecurring items unrelated to ongoing operations and adjustments for investments in proptech venture capital funds related to the pro rata equity pickup of realized and unrealized gains and losses from their portfolio investments, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to our single-family property portfolio, (4) gain or loss on early extinguishment of debt and (5) the allocation of income to our perpetual preferred shares in connection with their redemption.

29

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) Recurring Capital Expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate Recurring Capital Expenditures for our entire portfolio by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

The following are reconciliations of property management expenses and general administrative expense, as determined in accordance with GAAP, to property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, and general and administrative expense, excluding noncash share-based compensation expense, as included in Core FFO attributable to common share and unit holders (amounts in thousands):

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Property management expenses	$33,384	$31,973	$101,977	$95,757
Less: tenant charge-backs	(2,480)	(2,026)	(7,035)	(5,837)
Less: noncash share-based compensation - property management	(864)	(1,043)	(3,247)	(3,827)
Property management expenses, net	$30,040	$28,904	$91,695	$86,093

General and administrative expense	$20,503	$19,247	$60,182	$62,825
Less: noncash share-based compensation - general and administrative	(3,917)	(3,601)	(12,771)	(17,999)
General and administrative expense, net	$16,586	$15,646	$47,411	$44,826

30

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income per common share–diluted to FFO attributable to common share and unit holders, Core FFO attributable to common share and unit holders and Adjusted FFO attributable to common share and unit holders on a per share and unit basis for the three and nine months ended September 30, 2025 and 2024:

	For the Three Months Ended Sep 30,		For the Nine Months Ended Sep 30,
	2025	2024	2025	2024
Net income per common share–diluted	$0.27	$0.20	$0.85	$0.75
Adjustments:
Conversion from GAAP share count	(0.03)	(0.02)	(0.10)	(0.09)
Noncontrolling interests in the Operating Partnership	0.03	0.02	0.10	0.09
Gain on sale and impairment of single-family properties and other, net	(0.11)	(0.08)	(0.38)	(0.35)
Adjustments for unconsolidated real estate joint ventures	—	—	0.01	0.01
Depreciation and amortization	0.30	0.29	0.90	0.84
Less: depreciation and amortization of non-real estate assets	(0.01)	(0.01)	(0.04)	(0.03)
FFO attributable to common share and unit holders	$0.45	$0.40	$1.34	$1.22
Adjustments:
Acquisition, other transaction costs and other	0.01	0.01	0.01	0.02
Noncash share-based compensation - general and administrative	0.01	0.01	0.03	0.04
Noncash share-based compensation - property management	—	—	0.01	0.01
Hurricane-related charges, net	—	0.01	—	0.01
Loss on early extinguishment of debt	—	0.01	—	0.02
Core FFO attributable to common share and unit holders	$0.47	$0.44	$1.39	$1.32
Recurring Capital Expenditures	(0.05)	(0.06)	(0.13)	(0.14)
Leasing costs	—	—	(0.01)	(0.01)
Adjusted FFO attributable to common share and unit holders	$0.42	$0.38	$1.25	$1.17

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, Recurring Capital Expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate Recurring Capital Expenditures by multiplying (a) current period actual Recurring Capital Expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

31

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Sep 30, 2025
Adjusted FFO attributable to common share and unit holders	$175,528
Common distributions	(126,610)
Retained Cash Flow	$48,918

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has experienced a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes and borrowings outstanding under our revolving credit facility as of period end, and excludes unamortized discounts and unamortized deferred financing costs.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

32

AMH
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018 for the 2028 Unsecured Senior Notes, the Second Supplemental Indenture dated as of January 23, 2019 for the 2029 Unsecured Senior Notes, the Third Supplemental Indenture dated as of July 8, 2021 for the 2031 Unsecured Senior Notes, the Fourth Supplemental Indenture dated as of July 8, 2021 for the 2051 Unsecured Senior Notes, the Fifth Supplemental Indenture dated as of April 7, 2022 for the 2032 Unsecured Senior Notes, the Sixth Supplemental Indenture dated as of April 7, 2022 for the 2052 Unsecured Senior Notes, the Seventh Supplemental Indenture dated as of January 30, 2024 for the 2034 Unsecured Senior Notes I, the Eighth Supplemental Indenture dated as of June 26, 2024 for the 2034 Unsecured Senior Notes II, the Ninth Supplemental Indenture dated as of December 9, 2024 for the 2035 Unsecured Senior Notes, and the Tenth Supplemental Indenture dated as of May 13, 2025 for the 2030 Unsecured Senior Notes, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of July 16, 2024, as amended by Amendment No. 1 to Credit Agreement dated as of May 6, 2025, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company’s subsequent filings with the SEC.

33

Executive Management

Bryan Smith	Sara Vogt-Lowell
Chief Executive Officer	Chief Administrative Officer, Chief Legal Officer and Secretary

Chris Lau
Chief Financial Officer and Senior Executive Vice President

AMH Diversified Portfolio

Corporate Information	Investor Relations
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